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                                                                   Exhibit 10.31


October 17, 2000


Domenic Micale
C/o UroMed Corporation
1400 Providence Highway
Norwood, MA 02062


Re:  Salary Benefit
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Dear Domenic:

        With this letter, UroMed (the "Company") is offering to you a salary continuation benefit to provide you further protection in the event that the Company merges with, acquires or is acquired by another company, or engages in any other activity or transaction which results in the elimination of your position, for any other reason other than your negligence (each, a "Change
                                                                    ------
Event"). Upon the occurrence of a Change Event, if you are not offered continued
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employment in a substantially similar position as currently held by you, within the greater Boston area, the Company agrees that it will continue to pay you your then current base salary for a period of six (6) months from the date of the consummation of the Change Event, in accordance with the Company's then current payroll practices and net of tax and other required withholding.

        By signing below, you agree that, in consideration of the Company's commitment to make such continued salary payments to you, in order to facilitate the Company's transition following a Change Event, if the Company so requests, you will continue to work for the Company for a period of six (6) months following the consummation of the Change Event.

        This letter will only apply to any Acquisitions Event occurring prior to December 31, 2003. In addition, this letter is not intended to create any commitment on behalf of the Company to continue your employment for any particular period before or after a Change Event.


                                   Very truly yours,

                                   /s/ Dan Muscatello      October 17, 2000
                                   -------------------     --------------------
                                   Dan Muscatello          Date
                                   President and CEO

Accepted and Agreed:

/s/ Domenic Micale                 October 17, 2000
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Domenic Micale                     Date